Exhibit 10.54

PROMISSORY NOTE

$2,300,000.00	October 13, 2005
Plymouth, Minnesota

1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, Micro Therapeutics, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of ev3 Inc., a Delaware corporation, its successors and assigns (“Lender”), the principal sum of TWO MILLION THREE HUNDRED THOUSAND AND 00/100 Dollars ($2,300,000.00) or, if less, the principal balance hereon, together with interest on the unpaid principal balance hereof, outstanding from time to time, in the manner set forth herein. Borrower may make draw downs (“Draw Down”) up to the stated principal amount above from time to time in an aggregate amount not to exceed the stated principal amount above, which Draw Down requires at least two (2) business days notice by Borrower to Lender (the “Principal Amount”). Such Draw Downs shall be recorded by the Lender on Schedule A attached hereto and absent manifest error, the Draw Downs and disbursement dates shown on Schedule A attached shall be conclusive and binding on Borrower. Each Draw Down under this Promissory Note (this “Note”), shall be due and payable in thirty-six (36) consecutive monthly installments of principal, each in an amount equal to the amount of such Draw Down divided by thirty-six (36), plus accrued interest, each due and payable on the first business day of each calendar month commencing on the later of November 1, 2005 or the first day of the month following such Draw Down made under this Note, and continuing on the first business day of each succeeding month thereafter for 36 consecutive months, when the unpaid amount of such Draw Down and all accrued and unpaid interest will be due and payable in full. All payments received by Lender shall, at the option of Lender, be applied first to any costs of collection or other costs and expenses hereinafter described, second to accrued and unpaid interest due on this Note, and the remainder to the Principal Amount. Borrower hereby grants Lender the right, which Lender may exercise in its sole and absolute discretion, to withhold from monthly cash payments made by Lender to Borrower pursuant to that certain Amended and Restated Sales Representative Agreement dated August 4, 2004, as subsequently amended on April 6, 2005, Distribution Agreement dated April 30, 2003, Distribution Agreement (Canada) dated June 1, 2003 and Distribution Agreement (Japan) dated June 1, 2003, any amount up to the aggregate amount necessary to satisfy principal, interest, and any other amounts then payable by Borrower to Lender under this Note.

2. Interest. Interest on each Draw Down outstanding under this Note shall accrue from the date of such Draw Down hereunder until such Draw Down is paid in full. Interest shall be computed on the basis of the actual number of days elapsed and a 365-day year, at an annual rate equal to the rate of interest publicly announced from time to time by LaSalle Bank National Association (the “Bank”), at its principal office in Minneapolis, Minnesota, as its “prime rate” of interest (the “Prime Rate”), plus two and three tenths percent (2.3%) (the “Applicable Margin”, and the sum of the Prime Rate and the Applicable Margin shall be referred to herein as the “Effective Interest Rate”). The Effective Interest Rate of this Note shall change on the day that the Prime Rate changes. Borrower acknowledges that the Prime Rate is one of the Bank’s base rates, but may not necessarily be the lowest of such rates, and the Prime Rate serves as the basis upon which the Effective Interest Rate is calculated under this Note. After maturity of this Note, whether by acceleration or otherwise, Borrower shall pay interest on the principal balance outstanding under this Note at an annual rate equal to the Prime Rate plus Six Percent (6.0%). Notwithstanding the foregoing, the rate of interest applicable to this Note at any time shall never exceed the highest rate then permitted by law.

3. Payments. Borrower will be obligated to make payment of the amounts due hereunder, in lawful money of the United States of America, directly to Lender at 4600 Nathan Lane North, Plymouth, Minnesota 55442-2920, or at such other location as Lender may from time to time designate in writing. The acceptance by Lender of any payment of principal or interest due under this Note after the date it is due as described above shall not be held to establish a custom or waive any rights of Lender to enforce prompt payment of any other payments of principal or interest or otherwise.

4. Prepayment. Borrower shall have the right to prepay all at any time or any portion from time to time of the Principal Amount prior to maturity, without premium or penalty, provided that any such prepayment shall be applied first to any costs of collection or other costs and expenses hereinafter described, second to accrued and unpaid interest due on this Note, and the remainder to installments of principal in the inverse order of their maturity. No such partial prepayments shall suspend or reduce the amount of the remaining installment payments of principal and interest hereunder.

5. Records. Lender shall record in its books and records the date and amount of each Draw Down and all payments made under this Note. Lender’s books and records showing the account between Lender and Borrower shall be conclusive evidence of the amounts outstanding under this Note in the absence of manifest error.

6. Default. Borrower shall be in default with respect to this Note upon the happening of any of the following events (each, an “Event of Default”): (i) Borrower shall fail to make any payment of the Principal Amount or interest on this Note, as and when the same shall become due and payable, and such failure continues for more than three (3) calendar days after Borrower’s receipt of written notice from Lender of such non-payment; or (ii) Borrower shall fail to perform or observe any term, covenant, or provision in this Note, and such failure continues for more than three (3) calendar days after Borrower’s receipt of written notice from Lender regarding such failure; or (iii) a petition is filed by or sought against Borrower under the United States Bankruptcy Code, or a trustee, receiver, or similar officer is appointed for Borrower or Borrower’s property or assets, or Borrower shall assign any property for the benefit of creditors generally; or (iv) any of the following occurs and such occurrence would be reasonably likely to interfere with the making of payments when due hereunder: (a) Borrower shall become insolvent in either the equity or bankruptcy sense of the term; (b) Borrower shall have a judgment in an amount in excess of $500,000 entered against Borrower by any court, and such judgment shall not be appealed in good faith (and execution of such judgment stayed during such appeal) or satisfied by Borrower within thirty (30) days after the entry of such judgment; (c) any default or event of default shall occur under or within the meaning of any agreement, document, or instrument evidencing or otherwise relating to any outstanding indebtedness of Borrower for borrowed money in an amount in excess of $500,000 (other than this Note); or (d) Borrower shall be and Lender declares Borrower to be in default on, or pursuant to the terms of any other present or future obligation to Lender, including without limitation, any other loan or line of credit; or (v) Borrower shall (a) fail in any material respect to operate its business in the ordinary course, (b) sell all or substantially all of its assets, or (c) agree to merge or consolidate with any other entity (other than any such merger with an entity controlled by, under common control, or controlling Borrower).

7. Remedies. If (a) any Event of Default described in Section 6(iii) shall occur, the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon shall automatically become immediately due and payable, without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Borrower; or (b) any other Event of Default shall occur and be continuing, Lender may, in its sole discretion, declare that the entire outstanding unpaid principal balance of this Note and all accrued and unpaid interest thereon to be forthwith due and payable whereupon all amounts due under this Note shall immediately become due and payable, in each case without presentment, demand, protest, or further notice of any kind, all of which are expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may also (i) exercise all rights and remedies under any other instrument, document, or agreement between Borrower and Lender; (ii) enforce all rights and remedies under any applicable law; and (iii) in its sole and absolute discretion, offset any and all balances, credits, deposits, accounts, or monies of Borrower then or thereafter with Lender, or any obligations of Lender to Borrower arising under any agreement or arrangement between Lender and Borrower, against any amounts due to Lender from Borrower arising under this Note. Borrower hereby grants to Lender a security interest in all such balances, credits, deposits, accounts, and monies; provided, however, that such security interest shall be subordinated to the security interest held by Silicon Valley Bank under that certain Loan and Security Agreement dated May 6, 2005, as such agreement may be amended from time to time.

8. Costs and Expenses. In the event that any payment of the Principal Amount or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating to or affecting this Note, Borrower hereby promises to pay to the order of Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, all costs and expenses of such collection and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not legal proceedings shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand for payment, protest, notice of protest, dishonor, notice of dishonor, notice of non-payment, and notice of acceleration of maturity on default or otherwise.

9. JURISDICTION; VENUE. BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT SITTING IN HENNEPIN, COUNTY, MINNESOTA OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF MINNESOTA, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY

OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER (AND BY ITS ACCEPTANCE HEREOF, LENDER) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

10. Governing Laws: This Note shall be governed by and construed in accordance with the substantive laws of the State of Minnesota (without reference to conflict of law principles).

11. General Terms. No delay on the part of Lender in exercising any right or remedy hereunder shall operate as a waiver of or preclude the exercise of such right or remedy or of any other remedy under this Note. No waiver by Lender shall be effective unless in writing signed by Lender. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on a future occasion. This Note may not be amended, modified, discharged or changed, except only by an instrument in writing and signed by the party against whom enforcement of any amendment, modification, discharge or change is sought. The rights and remedies of Lender as provided in this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise them at any later time. The terms of this Note shall be binding upon Borrower and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

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IN WITNESS WHEREOF, Borrower has caused this instrument to be duly executed.

MICRO THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Thomas C Wilder III
Name:	Thomas C Wilder III
Its:	President & CEO

[Signature Page to Promissory Note]

SCHEDULE A

DRAW DOWNS AND DISBURSEMENT DATES

Amount of Draw Down	Disbursement Date

6